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                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF THE REGISTRANT

Name                              State of Organization or Incorporation
----                              --------------------------------------

Bronner Slosberg Humphrey Co.      Massachusetts business trust

BSH Holding LLC                    Delaware limited liability company

Bronnercom, LLC                    Delaware limited liability company

Sansome, Inc.                      Massachusetts corporation

Bronnercom (UK), Inc.              Massachusetts corporation